INVESTOR DAY | 2023

SPEAKER BIOGRAPHIES

JPMorgan Chase & Co.



Jamie Dimon

Chairman of the Board and Chief Executive Officer

Jamie Dimon is Chairman of the Board and Chief Executive Officer of JPMorgan Chase & Co., a global financial services firm with assets of $3.7 trillion and operations worldwide. The firm is a leader in investment banking, financial services for consumers, small business, commercial banking, financial transaction processing and asset management.

Dimon became CEO on January 1, 2006 and one year later also became Chairman of the Board. He was named President and Chief Operating Officer upon the company's merger with Bank One Corporation on July 1, 2004. Dimon joined Bank One as Chairman and CEO in 2000.

Dimon began his career at American Express Company. Next, he served as Chief Financial Officer and then President at Commercial Credit, which made numerous acquisitions and divestitures, including acquiring Primerica Corporation in 1987 and The Travelers Corporation in 1993. Dimon served as President and Chief Operating Officer of Travelers from 1990 through 1998 while concurrently serving as Chief Operating Officer of its Smith Barney Inc. subsidiary before becoming co-Chairman and Co-CEO of the combined brokerage following the 1997 merger of Smith Barney and Salomon Brothers. In 1998, Dimon was named President of Citigroup Inc., the global financial services company formed by the combination of Travelers Group and Citicorp.

Dimon earned his bachelor's degree from Tufts University and holds an MBA from Harvard Business School. He serves on the boards of directors of a number of non-profit institutions including the Business Roundtable, Bank Policy Institute and Harvard Business School. Additionally, he serves on the executive committee of the Business Council and the Partnership for New York City, and is a member of the Financial Services Forum and Council on Foreign Relations.



Daniel Pinto

President & Chief Operating Officer of JPMorgan Chase & Co. and Chief Executive Officer of the Corporate & Investment Bank

Daniel Pinto is President and Chief Operating Officer of JPMorgan Chase, a leading global financial services firm, and a member of its Operating Committee. He is also CEO of its Corporate & Investment Bank, an industry leader in investment banking, trading markets and investor services.

Daniel has spent his career at JPMorgan Chase and its predecessor companies. He began as a financial analyst and foreign exchange trader at Manufacturers Hanover in 1983 in Buenos Aires. In 1992, he was appointed head of Sales for Chemical Bank, responsible for clients in Argentina, Uruguay and Paraguay. Shortly after, he became head trader and Treasurer of Chemical Bank in Mexico. Daniel moved to London in 1996 to oversee local markets in Eastern Europe, the Middle East, Africa and Asia for Chase Manhattan, later taking charge of the markets side of the firm's emerging-market business.

In early 2006, Daniel was made global head of Emerging Markets. He was given added responsibility for the Global Credit Trading & Syndicate business in early 2008. In 2009, he was made co-head of Global Fixed Income for the Investment Bank before becoming sole head of the group in 2012. He was also made co-CEO of the Corporate & Investment Bank in 2012, and became sole CEO in 2014. In January 2018, he was named Co-President and Chief Operating Officer of JPMorgan Chase, to work closely with the CEO and the Board to identify and pursue critical firmwide opportunities.

Daniel holds a bachelor's degree in Public Accounting and Business Administration from Universidad Nacional de Lomas de Zamora in Buenos Aires. He is a member of the Board of Directors of the Institute of International Finance.



Mary Callahan Erdoes

Chief Executive Officer of Asset & Wealth Management

Mary Callahan Erdoes is Chief Executive Officer of JPMorgan Chase's Asset & Wealth Management line of business - one of the largest and most respected investment managers and private banks in the world, with $4.3 trillion in client assets and a 200-year-old legacy as a trusted fiduciary to corporations, governments, institutions and individuals. Since joining the firm 25 years ago, Erdoes has held senior roles across Asset & Wealth Management before becoming its CEO in 2009 and joining the JPMorgan Chase Operating Committee, the firm's most senior management team.

Erdoes serves on the boards of the U.S.-China Business Council and the Robin Hood Foundation of New York City. She is also a board member of Georgetown University, where she earned her Mathematics undergraduate degree, and serves on the Global Advisory Council of Harvard University, where she received her MBA.

Erdoes and her husband, Philip, reside in New York City and have three daughters.



Marianne Lake

Co-CEO of Consumer & Community Banking

Marianne Lake is Co-CEO of Consumer & Community Banking (CCB) and a member of the JPMorgan Chase Operating Committee. She is jointly responsible for all of CCB, a business that serves nearly 80 million consumers and 5.7 million small businesses in the United States.

On a day-to-day basis, Lake leads Payments, Lending and Commerce, including three industry-leading lending businesses: Card Services, Home Lending and Auto Finance.

Lake has been with the firm for 20 years and was previously the CEO of Consumer Lending from 2019 to 2021. Prior to this, she was CFO for the firm from 2013 to 2019. As CFO, she was responsible for Finance and Business Management, Investor Relations, Chief Investment Office, Chief Data Office and the Chief Administrative Office.

During her first 12 years at the firm, Lake held roles in the finance organization including CFO of Consumer & Community Banking from 2009 to 2012, and Global Controller for the Investment Bank from 2007 to 2009. She also managed global financial infrastructure and control programs as part of the Corporate Finance group from 2004 to 2007.

Prior to this, she worked at both Chase and J.P. Morgan in London. At Chase, she was the Senior Financial Officer in the United Kingdom, and at J.P. Morgan, she was the Chief Financial Officer for the Credit Trading business. Lake started her career as a chartered accountant at PricewaterhouseCoopers in their London and Sydney offices.

Lake is co-founder of the Women on the Move initiative and the Operating Committee sponsor of the Women on the Move Interactive Network, the largest employee Business Resource Group at the company. She has a Bachelor of Science in Physics from Reading University in the United Kingdom.



Doug Petno

Chief Executive Officer of Commercial Banking

Doug Petno is the Chief Executive Officer of Commercial Banking, one of the firm's four lines of business. He reports to Jamie Dimon, Chairman and CEO, and is a member of the firm's Operating Committee.

CB has more than 12,000 professionals located in 140 locations across the U.S. and 30 major international cities. CB delivers industry leading capabilities and comprehensive financial solutions, including investment banking, treasury services, merchant services, and commercial lending. The business serves more than 18,000 clients, including mid-sized businesses and corporations, government entities and not-for-profit organizations and more than 33,000 real estate investors/owners.

Petno has more than 30 years of experience at the firm. Prior to his current role, Doug was Global Head of J.P. Morgan's Natural Resources Investment Banking Group. He joined Commercial Banking in 2010 as Chief Operating Officer and then became the Chief Executive Officer in 2012.

Petno is a member of The Nature Conservancy Global Board of Directors and is Chairman of NatureVest, an initiative to advance impact investing in conservation. He received an A.B. degree in Biology from Wabash College and holds a Master of Business Administration from the University of Rochester's Simon School of Business.



Jennifer Piepszak

Co-CEO of Consumer & Community Banking

Jennifer Piepszak is the Co-CEO of Consumer & Community Banking (CCB) and a member of the JPMorgan Chase Operating Committee. She is jointly responsible for all of CCB, a business that serves nearly 80 million consumers and 5.7 million small businesses in the United States. On a day-to-day basis, Piepszak leads Banking and Wealth Management, including the industry-leading Consumer and Business Banking businesses.

Piepszak has been with JPMorgan Chase for 29 years. From May 2019 to May 2021, she was Chief Financial Officer of the firm, responsible for Finance and Business Management, Investor Relations, the Chief Investment Office and Chief Administrative Office. Prior to being CFO, Piepszak spent eight years in CCB, serving as CEO of Card Services, CEO of Business Banking and CFO for Mortgage Banking.

During her first 17 years at the firm, Piepszak held progressively responsible roles in the Corporate & Investment Bank serving as Controller for Global Equities and Prime Services, CFO and Controller for the Proprietary Positioning Business and Principal Investments Management, and CFO for the Investment Bank Credit Portfolio, as well as several Fixed Income markets businesses.

Piepszak holds a Bachelor of Science degree from Fairfield University and is on the board of directors for the United Way of New York City and the American Bankers Association. She and her husband have three children and live in New Jersey.



Jeremy Barnum

Chief Financial Officer

Jeremy Barnum is the Chief Financial Officer of JPMorgan Chase & Co. and a member of the firm's Operating Committee.

As CFO, Jeremy is responsible for Global Finance and Business Management, the Chief Administrative Office, the Treasury/Chief Investment Office, Control Management, and Business Resiliency.

Since joining the firm in 1994, Jeremy has held a number of leadership roles including head of Global Research for J.P. Morgan's Corporate & Investment Bank (CIB), and Chief Financial Officer and Chief of Staff for the Corporate & Investment Bank from 2013 to 2021.

Jeremy graduated from Harvard College with a degree in Chemistry. He lives in New York and is married with two daughters.



Lori Beer

Global Chief Information Officer

Lori Beer is the Global Chief Information Officer (CIO) of JPMorgan Chase & Co. and a member of the company's Operating Committee, responsible for the firm's technology systems and infrastructure worldwide. Beer manages a $15 billion budget and over 57,000 technologists supporting JPMorgan Chase's retail, wholesale and asset and wealth management businesses. She also serves as the co-sponsor of the firm's Access Ability Business Resource Group.

Beer joined the firm in 2014 and was most recently the Chief Information Officer for the Corporate & Investment Bank (CIB). Prior to joining the firm, she was Executive Vice President of Specialty Businesses and Information Technology for WellPoint, Inc., responsible for a $10 billion business unit which included WellPoint's Specialty Products.

Beer is a member of the Teach for America New York Advisory Board. She's also a member of the University of Cincinnati's Lindner College of Business Advisory Council and the University of Cincinnati Foundation Board of Trustees. She has endowed scholarships at the University of Cincinnati where she holds a Doctor of Commercial Science, honoris causa and the University of Dayton where she holds an honorary doctorate of science, to help increase diversity in STEM careers.

Beer has been named among the Forbes CIO Next list, Most Influential Women in US Finance by Barron's, the Most Powerful Women in Banking by American Banker, Top 3 Women in FinTech by FinTech Magazine and a Merit Award recipient by the Women's Bond Club. Beer has also been recognized as a Computerworld Premier 100 IT Leader and National Association for Female Executives Women of Excellence Health Care Champion.

Beer holds a Bachelor of Science degree in Computer Science from the University of Dayton.



Takis Georgakopoulos

Global Head of J.P. Morgan Payments

Takis Georgakopoulos is global head of Payments for J.P. Morgan's Corporate & Investment Bank (CIB) and a member of the firm's Operating Committee. Payments is a business that combines cash management, payment solutions and merchant services to corporate clients, financial institutions and governments. In this role, he oversees the Product, Client Service & Implementations and Sales teams globally.

Prior to this role, from 2013 to 2017, he served as the head of Strategy and Chief of Staff for the Corporate & Investment Bank, developing and executing the firm's strategic initiatives. Before that, Takis spent four years in London building J.P. Morgan's Global Corporate Bank, first as Chief Financial Officer and then as global head of Coverage for Multinational clients. Takis first joined J.P. Morgan in 2007 as head of Corporate Strategy. In that role, he worked on a broad range of strategy issues for the firm's Operating Committee.

Before J.P. Morgan, Takis was a partner at McKinsey & Company in New York, where he advised major banks and Asset Managers, and helped lead McKinsey's Asset Management practice.

Takis has a Ph.D. in Mathematical Economics, an MA in Mathematics of Finance and an undergraduate degree in Computer Science, studying in Greece and at Columbia University in the U.S. He sits on the boards of the Neuroscience Institute, the Program for Financial Studies of the Business School and the Graduate School of Arts and Science all at Columbia University.



Allison Beer

Chief Executive Officer of Card Services and Connected Commerce

Allison Beer is the Chief Executive Officer for Chase's Card and Connected Commerce businesses. Together, she and her team continue to be the #1 issuer of card services in the U.S., offering ~52 million active credit card accounts to consumers. Allison also leads the Connected Commerce business unit, including consumer and small business payments for the firm. She also oversees the integration of cxLoyalty, The Infatuation, Frosh and Figg, some of Chase's most recent acquisitions.

Allison was most recently Chase's chief product officer, where she led the bank's product teams across lines of business. She was also the head of customer experience and digital, driving the design and experience for Chase's nearly 65 million digitally active customers on its website and mobile app. Prior to these roles, Allison was head of corporate development for banking and payments for JPMorgan Chase and negotiated new partnerships with tech giants and other major distribution platforms.

Allison joined JPMorgan Chase in 2017 to lead payments partnerships in Chase's digital division, where her team managed partnerships as well as drove the strategies for digital payments. Her team also managed Chase's tokenization partnerships.

Before joining the firm, Allison held a number of executive roles at American Express spanning digital partnerships, mergers and acquisitions and card benefits across Amex's travel, consumer card and payment divisions.

Allison is a graduate of Yale University. She is a member of the management committee of Early Warning Services, the owner and operator of the Zelle Network®.



Jim Casey

Co-Head of Global Investment & Corporate Banking

Jim Casey is the Co-Head of Global Investment & Corporate Banking for the J.P. Morgan Corporate and Investment Bank (CIB). Jim began his career at J.P. Morgan as a Managing Director in Leverage Finance, focusing on Leveraged Buyouts (LBO) financings and Healthcare clients. He subsequently ran High Yield Capital Markets, leading the firm to its current position as the largest underwriter of High Yield Bonds in the world.

Subsequently, Jim took responsibility for J.P. Morgan's Leverage Finance Business. Jim is also responsible for the firm's Bridge Capital Commitments, and he manages the firm's multi-billion Bridge Portfolio.

In 2012 Jim was given responsibility for J.P. Morgan's Corporate Debt Businesses globally. J.P. Morgan is currently the #1 underwriter of Corporate Debt Globally, enjoying the top position in every debt category: High Yield Bonds, Investment Grade Bonds, Investment Grade Loans, and Leveraged Loans.

Jim Casey has considerable expertise in every business sector, having worked on or committed capital to some of the most prominent transactions across all industries.

Prior to joining J.P. Morgan Jim worked in various capacities at Drexel Burham Lambert, Kidder, Peabody & Co., Paine Webber, and CS First Boston.

Jim earned a B.S. in Accounting from Bentley College and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania.



Vis Raghavan

Co-Head of Global Investment & Corporate Banking and Chief Executive Officer of Europe, Middle East and Africa

Viswas ("Vis") Raghavan is the Co-Head of Global Investment & Corporate Banking and Chief Executive Officer for J.P. Morgan in Europe, the Middle East and Africa (EMEA). He has over three decades of corporate finance and investment banking experience.

As Co-Head of Global Investment & Corporate Banking, Vis leads global coverage, product and corporate bankers responsible for corporate finance, mergers and acquisitions, and capital markets.

In addition, as CEO for EMEA, Vis works with Senior Country Officers and business heads across J.P. Morgan, to ensure that clients are able to take full advantage of the firm's local knowledge and global capabilities, across all lines of business.

Since 2000, Vis has been an integral part of J.P. Morgan's global investment banking business. He has held roles including head of Debt and Equity Capital Markets' for Europe & Asia Pacific, head of Global Equity Capital Markets, and head of Banking for EMEA. Prior to joining J.P. Morgan, Vis was head of Equity-Linked Capital Markets for Europe and Asia at Lehman Brothers.

Vis graduated from The University of Bombay, India with a BSc in Physics and holds a BSc Honours degree in Electronic Engineering & Computer Science from Aston University, Birmingham, U.K. He is also a Chartered Accountant with the Institute of Chartered Accountants in England & Wales. In 2016, he was awarded an honorary Doctorate in Science (DSc) by Aston University and in 2022 conferred the honour of "Visiting Professor" in the College of Business and Social Sciences.



Jennifer Roberts

Chief Executive Officer of Consumer Banking

Jennifer Roberts is the Chief Executive Officer of Chase Consumer Banking, which serves more than 40 million consumer clients nationwide through ~4,800 branches, 15,000+ ATMs and 48,000+ employees.

From 2019 to 2021, Roberts was CEO of Chase Business Banking. In 2020, it ranked #1 among the nation's six biggest banks in J.D. Power's annual Small Business Banking study, and #1 in primary bank market share nationally by Barlow Research Associates. The firm was also the #1 lender in the Paycheck Protection Program in both 2020 and 2021, providing more than $32 Billion to small businesses in need.

Roberts serves on the board of WHYY, a public radio station in Philadelphia. She is Co-Executive Sponsor for Chase's Mid-Atlantic NextGen Business Resource Group and the Executive Sponsor of the Hispanic Leadership Forum, key resources for both employees and leaders at the firm and essential to Chase's diversity and inclusion efforts.

She has been a leader in Chase's consumer businesses since joining the firm in 1996, including leading Digital Products and Chase Pay. She also served in a number of executive roles in Card Services including Ultimate Rewards, the Sapphire portfolio, loyalty and acquisitions. Before joining Chase, Roberts worked in marketing and portfolio management for other card issuers.

Roberts earned a bachelor's degree in business administration from Towson State University and an M.B.A. from the University of North Texas. She and her husband have three children and live in Pennsylvania.



Ben Walter

Chief Executive Officer of Business Banking

Ben Walter is the Chief Executive Officer of Chase Business Banking. The business provides financial advice as well as deposit, credit and cash management products to 5.7 million small business owners with up to $20 million in annual revenue. The firm was also the #1 Paycheck Protection Program lender, providing more than $40 billion in relief to small businesses during the most challenging times of COVID-19 in 2020 and 2021.

With more than 20 years of consumer and financial services experience, Walter has a passion for small business and thinks customer first. He has a proven track record of driving business growth and building worldwide retail brands.

Before joining Chase in September 2021, Walter served in a number of senior roles over 10 years at Hiscox, a leader in specialty insurance for small and medium-sized businesses. Roles included U.S. Chief Operating Officer, CEO of the U.S. Division, and Global Retail CEO. During his tenure, he drove double-digit growth, product innovation, and large-scale digital transformation. Before Hiscox, Walter was a Managing Director in the San Francisco office at BlackRock, where he led initiatives in strategy, corporate development, mergers and acquisitions, and operational excellence.

Walter earned a bachelor's degree from Washington University and an M.B.A. from Northwestern University. He and his wife have two children and live in New York.